UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 15, 2012

Greenworld Development, Inc.
(Exact name of registrant as Specified in its charter)

Nevada	000-26703	98-0206030
(State or other jurisdiction)	(Commission file number)	(IRS Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, FL 33411

(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (561)228-6148

Item 8.01	Other Events

On April 30, 2012 the Company entered into a Binding Framework Agreement with Nature’s Earth Pellets NC, LLC, a Limited Liability Company located in Laurinburg, North Carolina (“NEP”).  Pursuant to the Framework Agreement, the Company will acquire tangible and intangible operating assets owned by NEP, including real property, and all of NEPs’ affiliated companies at its Laurinburg Landing Pellet Plant. The purchase price, which is subject to adjustments is $16,500,000.  The Framework Agreement is binding subject to, amongst other things, the following:

a.	Acceptable due diligence completed by June 28, 2012;
b.	Acceptable terms of a definite Asset Purchase Agreement to be entered into the parties by June 28, 2012;
c.	Board of directors’ approval of the transaction by June 28, 2012;

The closing date of the transaction is contemplated to be June 28, 2012. The Agreement also provides that because of environmental remediation on the subject property, during the due diligence period, the Company can elect to lease the underlying land instead of purchasing it. The Agreement further calls for NEP to draft an asset purchase agreement and present it to the Company no later than May 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenworld Development, Inc. (Registrant)

By:	/s/ Leo J. Heinl
Leo J. Heinl, CEO
Title

Dated: May 15, 2012